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                                                                   EXHIBIT 10.18


                         [LOGO OF METRO GOLDWYN MAYER]


                            As of November 1, 2000


Daniel J. Taylor
c/o Metro-Goldwyn-Mayer Inc.
2500 Broadway Street
Santa Monica, CA 90404

Dear Mr. Taylor:

     Kindly refer to the employment agreement dated as of August 1, 1997 (the "Original Agreement") between you ("Executive") and Metro-Goldwyn-Mayer Inc., (the "Company") as amended as of June 15, 1998 (the "June Amendment" and together with the Original Agreement referred to collectively as the "Employment Agreement").

     The Company and Executive mutually agree to amend the Employment Agreement, effective as of November 1, 2000, as follows:

1. Notwithstanding the provisions of Paragraph 6(a) of the June Amendment, Executive's base salary for the remainder of the Term (as defined in Paragraph 5 of the June Amendment) shall be as follows (each amount less tax withholdings required by law and other voluntary deductions authorized by Executive):

     (a) During the current twelve-month period ending October 9, 2001, an annualized base salary of $850,000;

     (b) During the period commencing October 10, 2001 and ending October 9, 2002 and the period commencing October 10, 2002 until the end of the Term, an amount to be determined by the Company after a good faith review of Executive's base salary and performance on or before the beginning of each such period, but in no event less than the annualized base salary being paid to Executive as of the date of such good faith review.
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2.   Effective as of the date hereof, (i) the Bonus Interest Agreement (pursuant to which Executive holds an aggregate of 54,042 bonus interests under the Senior Management Bonus Plan) and (ii) Paragraph 7 of the June Amendment (pursuant to which Executive was granted an aggregate of 29,292 "shadow" bonus interests in the form of a cash bonus payable only in the event of a Designated Change in Control, as defined in Schedule 1 to the Bonus
     Interest Agreement) are hereby rescinded and are of no further force or effect, and all such bonus interests and "shadow" bonus interests are hereby canceled.

3. The Company presently maintains the Stock Incentive Plan, pursuant to which Executive was previously granted options to purchase an aggregate of 200,000 shares of Metro-Goldwyn-Mayer Inc. common stock, $.01 par value per share (the "Common Stock"), which options are governed by the terms and conditions of the Executive Stock Option Agreements. Effective as of the date hereof, or such later date as the Compensation Committee of the Board of Directors shall take appropriate action, Executive shall be granted options to purchase an additional 550,000 shares of the Common Stock (the "Supplemental Grant") at an exercise price equal to the closing price of the Common Stock on the New York Stock Exchange on the date of grant, but not less than $14.90 per share.

     The Supplemental Grant shall be governed by a new stock option agreement to be executed by Executive and the Company, applicable only to the Supplemental Grant, which shall be in the form attached hereto as Exhibit A
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     and by this reference incorporated herein.

4. As used herein, certain terms shall have the meanings ascribed to them below:

     "Bonus Interest Agreement" means the Metro-Goldwyn-Mayer Inc. and Metro-Goldwyn-Mayer Studios Inc. Bonus Interest Agreement Pursuant to the Senior Management Bonus Plan entered into by and among the parties as of November 6, 1997 (as amended as of November 30, 1998).

     "Senior Management Bonus Plan" means the Metro-Goldwyn-Mayer Inc. and Metro-Goldwyn-Mayer Studios Inc. Senior Management Bonus Plan adopted by the respective Boards of Directors of such companies on November 7, 1997 and approved by the stockholders of the Company on May 12, 1998.

     "Executive Stock Option Agreements" refer to the stock option agreements previously entered into between Executive and the Company (i) as of November 6, 1997 (as amended as of August 3, 1998 and November 30, 1998) with respect to 179,168 stock options and (ii) as of January 31, 2000 with respect to 20,832 stock options.

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     "Stock Incentive Plan" means the Amended and Restated 1996 Stock Incentive
     Plan adopted by the Board of Directors and stockholders of the Company on November 7, 1997.

5. Except as herein specifically provided, the Employment Agreement shall not be amended in any respect whatsoever and shall continue in full force and effect.

     If the foregoing is in accordance with your understanding and agreement, please so indicate by signing in the place for your signature below.

                                              Very truly yours,

                                              METRO-GOLDWYN-MAYER INC.

                                                 /S/ WILLIAM A. JONES
                                              By ____________________________
                                                 William A. Jones
                                                 Senior Executive Vice President


AGREED:


/S/ DANIEL J. TAYLOR
___________________________
DANIEL J. TAYLOR

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